UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Microsoft Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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2005 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington

on November 9, 2005, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.proxyvoting.com/msft

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.proxyvoting.com/msft

Have your proxy card in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-866-540-5760 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free 1-866-540-5760.

Have your proxy card in hand and follow the instructions.

2005 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

on November 9, 2005, at 8:00 A.M.

2005 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington

on November 9, 2005, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Vote Instruction Form in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.proxyvote.com/

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.proxyvote.com/

Have your Voting Instruction Form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report and proxy statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-454-8683 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call the toll-free 800 number provided on your Voting Instruction Form or 1-800-454-8683.

Have your Voting Instruction Form in hand and follow the instructions.

PARKING FACILITY AND DRIVING DIRECTIONS

DRIVING DIRECTIONS	PARKING

•       From Seattle via SR-520:

•      Take SR-520 east to I-405 south.

•      Take Exit 13A west to NE 4th Street westbound.

•      Turn right onto 112th Ave NE.

•      Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for the Meydenbauer Center garage will be available at the meeting.

•       From Seattle via I-90:

•      Take I-90 east to I-405 north.

•      Take Exit 13A west to NE 4th Street westbound.

•      Turn right onto 112th Avenue NE.

•      Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

September 30, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Microsoft Corporation, which will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 9, 2005, at 8:00 a.m. Driving directions to the Meydenbauer Center can be found on the inside front cover of this document. Parking will be validated only for the Meydenbauer Center garage. Please note that parking is limited, so plan ahead if you are driving to the meeting.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

We will provide live coverage of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/msft. Additionally, the transcript along with video and audio of the entire Annual Meeting of shareholders will be available on the Investor Relations website after the meeting. We hope this will allow those of you who are unable to attend the meeting to hear Microsoft executives discuss the year’s results.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our shareholders as possible.

Sincerely,

Steven A. Ballmer

Chief Executive Officer

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the venue, the camera function may not be used at any time.

2005 PROXY STATEMENT

MICROSOFT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 9, 2005

To the Shareholders:

The Annual Meeting of the shareholders of Microsoft Corporation will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 9, 2005, at 8:00 a.m. for the following purposes:

1.	To elect directors.
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2006.
3.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 9, 2005, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Bradford L. Smith

Secretary

Redmond, Washington

September 30, 2005

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

2005 PROXY STATEMENT

MICROSOFT CORPORATION

ONE MICROSOFT WAY

REDMOND, WASHINGTON 98052

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 9, 2005

This Proxy Statement, which was first mailed to shareholders on or about September 30, 2005, is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (the “Company” or “Microsoft”), to be voted at the Annual Meeting of the shareholders of the Company, which will be held at 8:00 a.m. on November 9, 2005, at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the Annual Meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on September 9, 2005 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 9, 2005, there were 10,659,471,791 shares of common stock outstanding, held of record by 149,637 shareholders.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Ten directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, and until their successors are elected and qualified. The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. However, pursuant to the Microsoft Corporation Corporate Governance Guidelines, if a majority of the votes cast are withheld for a director in an uncontested election, the director is to tender his or her resignation to the Board and the Board, taking into consideration the recommendation of the Governance and Nominating Committee, will determine whether to accept the resignation. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

NOMINEES

William H. Gates III, 49, a co-founder of the Company, has served as Chairman since the Company’s incorporation in 1981. Mr. Gates served as the Company’s Chief Executive Officer from 1981 until January 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect. Mr. Gates is also a director of Berkshire Hathaway Inc.

Steven A. Ballmer, 49, has been a director of the Company since 2000. Mr. Ballmer has headed several Microsoft divisions during the past 20 years, including operations, operating systems development, and sales and support. In July 1998, he was promoted to president, a role that gave him day-to-day responsibility for running Microsoft. He was named Chief Executive Officer in January 2000, assuming full management responsibility for the Company. Mr. Ballmer is also a director of Accenture Ltd.

James I. Cash Jr., Ph.D., 57, has been a director of the Company since 2001. Dr. Cash is formerly The James E. Robison Professor of Business Administration at Harvard Business School, where he also served as Senior Associate Dean and Chairman of HBS Publishing. Dr. Cash is also a member of the board of directors of The Chubb Corporation, General Electric Company, Phase Forward Incorporated, and Scientific-Atlanta, Inc.

Dina Dublon, 52, has been a director of the Company since March 2005. From December 1998 until her retirement in September 2004, Ms. Dublon served as Executive Vice President and Chief Financial Officer of JPMorgan Chase. Ms. Dublon joined Chemical Bank’s capital markets group as a trainee on the trading floor in 1981. Prior to joining Chemical Bank, Ms. Dublon worked for the Harvard Business School and Bank Hapoalim in Israel. Ms. Dublon is also a member of the board of directors of Accenture Ltd. and PepsiCo, Inc.

Raymond V. Gilmartin, 64, has been a director of the Company since 2001. From 1994 to May 2005, Mr. Gilmartin served as the Chairman of the Board, President, and Chief Executive Officer of Merck & Co., Inc. Mr. Gilmartin currently serves as Special Advisor to the Executive Committee of the Merck board of directors. Prior to joining Merck, Mr. Gilmartin was Chairman, President, and Chief Executive Officer of Becton Dickinson and Company. He joined that company in 1976 as Vice President, Corporate Planning, taking on positions of increasing responsibility over the next 18 years. Mr. Gilmartin also serves on the board of directors of General Mills, Inc.

Ann McLaughlin Korologos, 63, has been a director of the Company since 2000. Mrs. Korologos serves as Senior Advisor with Benedetto, Gartland & Co., Inc., a private investment banking company. Mrs. Korologos served as the United States Secretary of Labor from 1987 to 1989. She currently serves as a member of the board of directors of AMR Corporation (and its subsidiary, American Airlines), Fannie Mae, Harman International Industries, Inc., Host Marriott Corporation, and Kellogg Company.

David F. Marquardt, 56, has served as a director of the Company since 1981. Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a director of Netopia, Inc., Seagate Technology, Inc., and various privately-held companies.

1 / MSFT	2005 PROXY STATEMENT

Charles H. Noski, 53, has served as a director of the Company since 2003. From December 2003 to March 2005, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from November 2003 to May 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s Board of Directors in 2002. Mr. Noski retired from AT&T upon the completion of its restructuring in November 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly-traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is a member of the American Institute of Certified Public Accountants and Financial Executives International, and a past member of the Financial Accounting Standards Advisory Council. Mr. Noski is also a director of Air Products and Chemicals, Inc. and Morgan Stanley.

Dr. Helmut Panke, 59, has served as a director of the Company since 2003. Dr. Panke has been with BMW Bayerische Motoren Werke AG since 1982 in a variety of positions and, since May 2002, has served as Chairman of the Board of Management. From 1999 to 2002, he served as Member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was Member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and CEO of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. Dr. Panke is also a director of UBS AG.

Jon A. Shirley, 67, served as President and Chief Operating Officer of Microsoft from 1983 to 1990. He has been a director of the Company since 1983. Prior to joining Microsoft, Mr. Shirley was with Tandy Corporation in a variety of positions.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The system of governance practices followed by the Company is memorialized in the Microsoft Corporation Corporate Governance Guidelines and the charters of the five committees of the Board of Directors. The Governance Guidelines and charters are intended to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The Governance Guidelines also are intended to align the interests of directors and management with those of Microsoft’s shareholders. The Governance Guidelines establish the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation, succession planning, board committees, and director compensation. The Board annually conducts a self-evaluation to assess compliance with the Governance Guidelines and identify opportunities to improve Board performance.

The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Governance Guidelines comply with corporate governance requirements contained in both the Nasdaq Stock Market (“Nasdaq”) and New York Stock Exchange listing standards and make other enhancements to the Company’s corporate governance policies, including creating the role of lead independent director. The chair of the Governance and Nominating Committee serves as the lead independent director. The lead independent director is responsible for coordinating the activities of the non-management directors, coordinating with the Chairman to set the agenda for Board meetings, chairing meetings of the non-management directors, and leading the Board’s review of the chief executive officer. The Board has five committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Governance and Nominating Committee, and an Antitrust Compliance Committee. The Governance Guidelines, as well as the charter for each committee of the Board, may be viewed at www.microsoft.com/msft/corpinfo.mspx.

The Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day prior to the board meeting. One quarter each year, the committee and board meetings occur on a single day so that the evening and following day can be devoted to presentations and discussions with senior management about long-term Company strategy as part of the Board’s annual retreat. In addition to the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly board meeting, time is set aside for the non-management directors to meet without management present. The Board of Directors met nine times during fiscal year 2005. All directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the fiscal year. Directors are encouraged to attend the Annual Meeting of shareholders. Five directors attended the 2004 Annual Meeting.

The table below provides current membership and meeting information for each of the Board committees for fiscal year 2005. Committee memberships changed during the fiscal year. Wm. G. Reed, Jr. retired from the Board as of the date of the Company’s Annual Meeting in November 2004. In December 2004, Ms. Korologos was appointed to the Audit Committee and Mr. Cash was appointed to the Compensation Committee. In March 2005, Ms. Dublon was appointed to the Audit Committee.

Name	Audit	Compensation	Finance	Governance & Nominating	Antitrust Compliance
Mr. Gates
Mr. Ballmer
Dr. Cash	X	X			X*
Ms. Dublon	X
Mr. Gilmartin				X*	X
Mrs. Korologos	X	X*			X
Mr. Marquardt			X	X
Mr. Noski	X*		X
Dr. Panke		X
Mr. Shirley			X*

Total meetings in fiscal year 2005	10	5	5	3	3

*	Committee Chairperson

2 / MSFT	2005 PROXY STATEMENT

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the standards of independence under the Governance Guidelines and applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Audit Committee.    The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes overseeing the work of the Company’s internal accounting and financial reporting and internal auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements and internal control over financial reporting of the Company. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The Committee’s specific responsibilities are delineated in the Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter. The Charter and Responsibilities Calendar as amended and restated effective July 1, 2005 are attached as Exhibit 1 to this Proxy Statement. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that each of Dina Dublon and Charles H. Noski is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules.

Compensation Committee.    The primary responsibilities of the Compensation Committee are: (a) in conjunction with the lead independent director, review and approve the annual goals and objectives of the chairman and chief executive officer and evaluate performance against those goals and objectives, (b) approve the compensation of the chairman and chief executive officer; (c) oversee the performance evaluation of the Company’s other executive officers and approve their compensation; (d) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs; (e) oversee the Company’s administration of its equity-based compensation and other benefit plans; and (f) approve grants of equity compensation awards under the Company’s stock plan. The Compensation Committee’s role includes producing the report on executive compensation required by SEC rules. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter.

Finance Committee.    The Finance Committee is responsible for overseeing and making recommendations to the Board about the financial affairs and policies of the Company including: (a) policies relating to the Company’s cash flow, cash management, and working capital, shareholder dividends and distributions, and share repurchases and investments; (b) financial strategies; (c) policies for managing financial risk; (d) tax planning and compliance; and (e) proposed mergers, acquisitions, divestitures, and strategic investments. The Finance Committee’s role includes designating officers and employees who can execute documents and act on behalf of the Company in the ordinary course of business under previously approved banking, borrowing, and other financing agreements. The specific responsibilities and functions of the Finance Committee are delineated in the Finance Committee Charter.

Governance and Nominating Committee.    The principal responsibilities of the Governance and Nominating Committee are to: (a) determine the slate of director nominees for election to the Company’s Board of Directors; (b) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings; (c) review the composition of Board committees; (d) monitor compliance with, review, and recommend changes to the Company’s Corporate Governance Guidelines; and (e) review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders. The Governance and Nominating Committee’s role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. In addition, the Chair of the Governance and Nominating Committee acts as the lead independent director and is responsible for leading the Board of Directors’ annual review of the chief executive officer’s performance. The Governance and Nominating Committee regularly reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The specific responsibilities and functions of the Governance and Nominating Committee are delineated in the Governance and Nominating Committee Charter.

The Governance and Nominating Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education, and public service. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly-traded company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. If a majority of the votes for a director are cast as withheld in an uncontested election, the Governance Guidelines require that the director tender his or her resignation to the Board. The Board will determine whether to accept the resignation taking into consideration the recommendation of the Governance and Nominating Committee.

3 / MSFT	2005 PROXY STATEMENT

The Committee will consider shareholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating shareholder’s ownership of Company stock should be sent to the attention of the Deputy General Counsel, Finance and Operations, of the Company.

Antitrust Compliance Committee.    The Antitrust Compliance Committee oversees the performance of the Compliance Officer, who is charged under the Final Judgment entered by the District Court for the District of Columbia in State of New York et al. v. Microsoft Corp., No. 98-1232 (the “Final Judgment”) with developing and supervising Microsoft’s internal programs and processes to ensure compliance with antitrust laws and the Final Judgment. The Compliance Officer reports directly to the Antitrust Compliance Committee and the Chief Executive Officer, and may be removed by the Chief Executive Officer only with the concurrence of the Committee. The specific responsibilities in carrying out the Antitrust Compliance Committee’s oversight role are delineated in the Antitrust Compliance Committee Responsibilities Checklist attached to the Antitrust Compliance Committee Charter. The Compliance Officer is required to maintain a record of complaints received and actions taken by the Company with respect to them and to report credible evidence of violations of the Final Judgment to the Final Judgment plaintiffs. The Antitrust Compliance Committee receives regular reports from the Compliance Officer about existing and planned internal compliance programs and processes, complaints received and the Company’s response to them, and violations reported to the Final Judgment plaintiffs. In addition, the Antitrust Compliance Committee receives reports from the General Counsel and from other members of management about compliance with the Final Judgment and about other issues that may arise concerning the Company’s compliance with antitrust and competition laws. The Antitrust Compliance Committee can authorize further inquiries into matters reported to it for the purpose of ensuring the adequacy of the Company’s processes and programs for fulfilling its obligations under the Final Judgment and antitrust laws. The Antitrust Compliance Committee provides guidance to the Compliance Officer and to management and reports regularly to the Board of Directors.

Director Compensation.    Messrs. Gates and Ballmer receive no compensation for serving as directors, except that they, like all directors, are eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings. During fiscal year 2005, each director, other than Messrs. Gates and Ballmer, received compensation for serving on the Board of Directors and committees of the Board as follows:

•	an annual retainer of $50,000;
•	for each Board Committee chair, an annual retainer of $10,000;
•	for each Audit Committee member, an annual retainer of $10,000;
•	a per meeting fee of $1,000 for attendance at special meetings of Board Committees; and
•	a stock award grant for 4,000 shares, which vests over 5 years.

In addition, to assist directors in developing an in-depth understanding of the company’s business and products, and to facilitate the efficient operation of the Board through the use of various computing devices that feature Microsoft software, directors are provided with a Tablet PC for their use while they serve on the Board. Each year directors also may receive an additional personal computing device and a game device, each with associated peripherals, and Microsoft software and subscription services with an aggregate value up to $10,000.

Shareholder Communications to the Board

Shareholders may contact an individual director, the lead independent director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	MicrosoftCorporation
One Microsoft Way
Redmond,WA 98052-6399
Attn:Board of Directors

Email:	askboard@microsoft.com

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company.

Concerns about accounting or auditing matters or possible violations of the Microsoft Standards of Business Conduct should be reported pursuant to the procedures outlined in the Standards of Business Conduct, which are available on the Company’s website at www.microsoft.com/mscorp/legal/buscond.

4 / MSFT	2005 PROXY STATEMENT

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth, as of September 9, 2005, information regarding the beneficial ownership of the Company’s common shares by all directors, the Company’s Chief Executive Officer and the four other highest paid executive officers (the “Named Executive Officers”), and the directors and all executive officers as a group.

Names	Amount and Nature of Beneficial Ownership of Common Shares as of 9/9/2005(1)		Percent of Class
William H. Gates III	1,017,499,336	(2)(3)	9.55%
Steven A. Ballmer	409,977,990		3.85%
James I. Cash Jr.	62,309	(4)	*
Dina Dublon	0		*
Raymond V. Gilmartin	54,887	(5)	*
Ann McLaughlin Korologos	86,220	(6)	*
David F. Marquardt	2,226,142	(7)	*
Charles H. Noski	6,024	(8)	*
Helmut Panke	1,538		*
Jon A. Shirley	3,235,610	(9)	*
James E. Allchin	2,679,319	(10)	*
Kevin R. Johnson	756,433	(11)	*
Jeffrey S. Raikes	13,960,001	(12)	*
Executive Officers, Directors as a group (25 persons)	1,275,200,520	(13)	13.79%

*	Less than 1%
(1)	Beneficial ownership represents sole voting and investment power. To the Company’s knowledge, Mr. Gates was the only shareholder who beneficially owned more than 5% of the outstanding common shares as of September 9, 2005.
(2)	The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.
(3)	Excludes 425,066 shares held by Mr. Gates’ wife, as to which he disclaims beneficial ownership.
(4)	Includes 47,221 options to purchase Company stock exercisable within sixty days of September 9, 2005 (“Vested Options”), and excludes 200 shares held in an account for the benefit of Dr. Cash’s nephew, as to which he disclaims beneficial ownership.
(5)	Includes 49,999 Vested Options, and excludes 1,200 shares held by Mr. Gilmartin’s wife, as to which he disclaims beneficial ownership.
(6)	Includes 83,332 Vested Options.
(7)	Includes 261,109 Vested Options.
(8)	Includes 1,400 shares held in trusts for two of Mr. Noski’s minor children.
(9)	Includes 1,128,940 shares held by the Shirley Family Limited Partnership, a limited partnership of which Mr. Shirley is the president of the sole general partner, and 83,332 Vested Options.
(10)	Includes 2,666,666 Vested Options.
(11)	Includes 741,666 Vested Options.
(12)	Includes 9,333,332 Vested Options.
(13)	Includes 35,948,554 Vested Options.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

On September 20, 2005, the Company announced that James E. Allchin and Kevin R. Johnson, were appointed co-Presidents of the Microsoft Platform Products & Services Division, and Jeffrey S. Raikes was appointed President of the Microsoft Business Division.

The following table discloses compensation received for the three fiscal years ended June 30, 2005 by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards			All Other Compensation(2)(3)
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Award(s) ($)		Securities Underlying Options (#)
Steven A. Ballmer Chief Executive Officer; Director	2005 2004 2003	$600,000 591,667 550,000	$400,000 310,000 313,447	– – –		– – –	$9,073 8,937 8,931
William H. Gates III Chairman; Chief Software Architect; Director	2005 2004 2003	600,000 591,667 550,000	400,000 310,000 313,447	– – –		– – –	2,469 2,787 2,931
Kevin R. Johnson Co-President, Microsoft Platform Products & Services Division; Group Vice President	2005 2004 2003	502,386 480,336 379,125	550,000 435,000 300,000	– – $326,264	(5)	– – 600,000	8,983 1,046,007 8,540	(4)
Jeffrey S. Raikes President, Microsoft Business Division; Group Vice President	2005 2004 2003	570,000 562,500 522,917	475,000 400,000 350,000	– – 383,840	(6)	– – 1,300,000	7,810 7,758 7,592
James E. Allchin Co-President, Microsoft Platform Products & Services Division; Group Vice President	2005 2004 2003	570,000 558,334 504,168	430,000 342,000 350,000	– – 383,840	(6)	– – 1,300,000	6,846 1,468,381 6,207	(7)

(1)	The amounts disclosed in the Bonus column were all awarded under the Company’s executive bonus program.
(2)

Except as indicated in Notes 3 and 4, the amounts disclosed in the All Other Compensation column consist of Company contributions under the Company’s 401(k) plan and the value of cash and benefits and imputed income received under the Company’s broad-based flexible benefits program, as follows. Mr. Ballmer: 401(k) matching contributions of $6,300 for 2005, $6,150 for 2004, and $6,000 for 2003; flexible benefits of $2,773 for 2005, $2,787 for 2004, and $2,931 for 2003. Mr. Gates: flexible benefits of $2,469 for 2005, $2,787 for 2004, and $2,931 for 2003. Mr. Johnson: 401(k) matching contributions of $6,300 for 2005, $6,420 for 2004, and $6,021 for 2003; flexible benefits of $2,683 for 2005, $3,238 for 2004, and $2,519 for 2003. Mr. Raikes: 401(k) matching contributions of $6,300 for 2005, $6,150 for 2004,

5 / MSFT	2005 PROXY STATEMENT

and $6,000 for 2003; flexible benefits of $1,510 for 2005, $1,608 for 2004, and $1,592 for 2003. Mr. Allchin: 401(k) matching contributions of $4,200 for 2005, $4,100 for 2004, and $4,000 for 2003; flexible benefits of $2,646 for 2005, $2,681 for 2004, and $2,207 for 2003.

(3)	These amounts do not include expenditures by the Company in connection with personal security arrangements made for executive officers when deemed advisable by the Company, which amounts were less than $50,000 for any executive officer.
(4)	In addition to the amounts reported in Note 2, this amount includes $1,036,349 received by the executive in fiscal year 2004 in connection with the Company’s stock option transfer program. The executive transferred 2,404,000 stock options in the Company’s stock option transfer program that was completed in December 2003. The amount received by the executive in fiscal year 2004 is one-third of the total payment for the transferred options. The remaining amount will be paid to the executive in equal installments (plus interest) after November 12, 2005 and November 12, 2006 provided the executive remains continuously employed through those dates.
(5)	Represents the grant of stock awards under which the executive has the right to receive, subject to vesting, 14,507 shares of common stock. The stock awards vest over five years at 20% per year beginning on the first anniversary of the grant. The value set forth above is based on the closing price on the date of grant, July 31, 2002, which was $22.49 (as adjusted for the 2-for-1 stock split on February 18, 2003 and $3.00 special dividend paid on December 2, 2004). The value as of June 30, 2005 of the remaining 6,045 unvested stock awards, together with the 696,296 shares (assuming target performance) issuable under the shared performance stock award described below under “Long-Term Incentive Compensation Plans — Awards in Last Fiscal Year,” was $16,724,469. The stock awards and shared performance stock awards are not entitled to dividends or dividend equivalents.
(6)	Represents the grant of stock awards under which the executive has the right to receive, subject to vesting, 17,067 shares of common stock. The stock awards vest over five years at 20% per year beginning on the first anniversary of the grant. The value set forth above is based on the closing price on the date of grant, July 31, 2002, which was $22.49 (as adjusted for the 2-for-1 stock split on February 18, 2003 and $3.00 special dividend paid on December 2, 2004). The value as of June 30, 2005 of the remaining 7,112 unvested stock awards, together with the 866,667 shares (assuming target performance) issuable under the shared performance stock award described below under “Long-Term Incentive Compensation Plans — Awards in Last Fiscal Year,” was $20,486,750. The stock awards and shared performance stock awards are not entitled to dividends or dividend equivalents.
(7)	In addition to the amounts reported in Note 2, this amount includes $1,461,600 received by the executive in fiscal year 2004 in connection with the Company’s stock option transfer program. The executive transferred 6,000,000 stock options in the Company’s stock option transfer program that was completed in December 2003. The amount received by the executive in fiscal year 2004 was one-third of the total payment for the transferred options. The remaining amount will be paid to the executive in equal installments (plus interest) after November 12, 2005 and November 12, 2006 provided the executive remains continuously employed through those dates.

OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted to any of the Named Executive Officers during fiscal year 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal year 2005 by the Named Executive Officers and the value of their unexercised options at June 30, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven A. Ballmer	–	–	–	–	–	–
William H. Gates III	–	–	–	–	–	–
James E. Allchin	–	–	541,666	902,778	$13,454,983	$22,425,006
Kevin R. Johnson	16,000	$25,899	250,000	416,667	6,210,000	10,350,008
Jeffrey S. Raikes	–	–	541,666	902,778	13,454,983	22,425,006

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or other Rights (#)	Performance or Other Period until Maturation or Payout	Target (#)	Maximum (#)
Steven A. Ballmer	–	–	–	–
William H. Gates III	–	–	–	–
James E. Allchin	866,667	1/1/04 - 6/30/06	866,667	1,300,000
Kevin R. Johnson	696,296	1/1/04 - 6/30/06	696,296	1,044,444
Jeffrey S. Raikes	866,667	1/1/04 - 6/30/06	866,667	1,300,000

On November 9, 2004, the Company’s shareholders approved amendments to the Company’s equity compensation plans that allowed the Board to adjust eligible equity awards, including awards under the shared performance stock award (“SPSA”) program, to maintain their pre-dividend value after the $3.00 special dividend that was paid in December 2004. Additional awards were granted for SPSA awards by the ratio of post- and pre-special dividend price as of the ex-dividend date. The numbers of shares listed in the table above reflect such adjustments to the SPSA awards for each of Messrs. Allchin, Johnson, and Raikes. Additionally, the numbers of shares listed in the table above for Mr. Johnson reflect an increase of 340,740 shares in the target amount and 511,110 shares in the maximum amount under his SPSA award in connection with an increase in Mr. Johnson’s compensation during fiscal year 2005.

The SPSA program is designed to focus our top leaders on shared business goals to guide our long term growth and address our biggest challenges by rewarding participants based on growth in customer satisfaction, unit volumes of our Windows products and usage of our development tools, and desktop application deployment over a multi-year performance period. Metrics were developed to measure performance in each of these areas. For the Named Executive Officers, the performance period is the two-and-one-half year period ending June 30, 2006.

At the beginning of the performance period, objective performance targets for each metric were established and each executive received a target SPSA award. At the end of the performance period, the performance for the metric is measured against the metric target resulting in a percentage score ranging from 0% if the minimum performance level isn’t achieved to 150% for maximum performance, in increments of 25%. The weighted average of these percentage scores will be multiplied by a participant’s target SPSA award to determine the actual SPSA award for the participant.

6 / MSFT	2005 PROXY STATEMENT

The SPSA awards for the current Named Executive Officers will range from 0% to 150% of target. One-third of the total awards will be paid following the end of the performance period in Microsoft common stock. The remaining two-thirds will be paid in Microsoft common stock over the following two years in equal installments on or about August 31, 2007 and August 31, 2008, subject to continued employment. SPSA awards are subject to forfeiture if the executive’s employment terminates before the end of the performance period for any reason other than disability or death. Similarly, unpaid amounts are forfeited if the executive’s employment terminates prior to the payment date for any reason other than disability or death. The Compensation Committee will determine the final percentage in the exercise of its discretion. The Committee may amend the program to take into account significant changes in business or business strategy.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

The Company does not have change of control arrangements for its Named Executive Officers. Named Executive Officers may be eligible for severance under the Company’s severance plan, which provides up to 32 weeks base salary upon involuntary termination in certain circumstances.

REPORT OF THE MICROSOFT CORPORATION BOARD OF DIRECTORS COMPENSATION COMMITTEE

Role and Composition of the Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including reviewing the competitiveness of executive compensation programs, evaluating the performance of the Company’s executive officers, and approving their annual compensation. The Committee working in conjunction with the Governance and Nominating Committee and the lead independent director also reviews and approves Chairman and CEO goals and objectives, evaluates Chairman and CEO performance, and sets Chairman and CEO compensation. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter.

The Compensation Committee has three members. Dr. James I. Cash Jr. joined the Committee in December 2004 following the retirement of Wm. G. Reed, Jr. from the Board of Directors. Each Committee member meets the independence requirements established by Nasdaq or, if higher, the New York Stock Exchange, as prescribed by the Company’s Corporate Governance Guidelines and the Committee’s Charter.

The Committee is retaining an external compensation consultant to provide insights into market place trends in executive compensation, proposals for compensation programs, and other items as the Committee deems appropriate.

Compensation Philosophy and Practice

The Company operates in a highly competitive and rapidly changing industry. The key objectives of the Company’s executive compensation programs are to attract, motivate, and retain executives who drive Microsoft’s success and industry leadership. The Company achieves these objectives through a compensation philosophy that provides employees with a distinctive overall compensation package and the opportunity for outstanding performers to earn very competitive compensation over the long-term through a pay-for-performance approach. The programs are designed to:

•	Provide executives with competitive cash and stock compensation with a significant portion of total compensation at risk, tied both to near-term individual performance and long-term Company performance as well as to the creation of shareholder value.
•	Differentiate strongly within the organization so that Microsoft’s best performers receive a highly competitive compensation package.
•	Encourage executives to act as owners with an equity stake in the Company.

Components of Executive Compensation

The components of the compensation program for executive officers are described below. Generally, compensation is substantially weighted towards equity compensation, and in particular towards performance based compensation. Salary and bonus generally constitutes 15% to 40%, and equity compensation constitutes 60% to 85% of total compensation. Bonus and shared performance stock awards generally constitute 65% to 90% of total compensation for executive officers. For executives and other senior leaders, the proportion of compensation provided by equity and the proportion of total compensation at risk increases with responsibility.

Cash.    This element includes base salary and any bonus award earned for the fiscal year’s performance. The Company’s cash compensation policies provide a base salary that is consistent with industry pay levels and offer bonuses that reward superior performance. Executives have the opportunity to earn an annual bonus of up to 120% of base salary. Bonuses are determined based on a combination of qualitative and quantitative measures the details of which are established annually for each executive. The performance-based commitments used to determine bonuses will vary for each executive based on his/her responsibilities and may include financial or strategic measures, including but not limited to: revenue, contribution margin, innovation, product development and implementation, quality, customer satisfaction, or developer community satisfaction. Individual bonus awards reflect the individual’s performance compared to his/her performance-based commitments for the year and relative to performance of peers at the Company.

Stock-based Incentives.

Stock Awards.    Under Microsoft’s equity compensation program, employees receive grants of stock awards. A stock award is a right to receive Microsoft common shares over a vesting period. Upon vesting, employees receive Microsoft common shares that they own outright. We believe stock awards are a better way than stock options to provide significant equity compensation to employees that provides more predictable long-term rewards. The size of stock award grants is based on various factors relating to the responsibilities of the individual officers and their expected future contributions. We do not grant regular stock awards to our most senior executives (approximately 10 individuals), as we believe that their equity compensation should be tied to the performance of the Company through the shared performance stock awards described in the next paragraph.

7 / MSFT	2005 PROXY STATEMENT

Shared Performance Stock Awards.    Executives may also receive grants under the Company’s shared performance stock award (SPSA) program, a long-term incentive program for executives and other senior leaders under which a significant portion of stock-based compensation depends on the growth in the number and satisfaction of our customers.

Target SPSA awards were made during fiscal year 2004 for the initial performance period ending June 30, 2006. At the end of the performance period, the actual number of shares of stock subject to an award will be determined by multiplying the target by a percentage ranging from 0% to 150% for the current Named Executive Officers, and ranging from 33% to 150% for other executive officers, based on the Company’s weighted performance against objective metrics for customer satisfaction, unit volumes of Windows products and usage of Microsoft’s developer tools, and desktop application deployment. Each stock award is equivalent in value to one share of Microsoft common stock. Shares of stock are issued in equal one-third increments following the end of the performance period and annually over the following two years.

The size of an executive’s SPSA grant is based on the executive’s level and role assessed against long-term compensation data for competitive positions, and the executive’s expected future contributions to Microsoft. Additional details about the SPSA program and the grants made to the Named Executive Officers for the fiscal year 2004-2006 performance period are provided on page 6. In fiscal year 2005, SPSA grants were made only to newly-hired executives and in conjunction with employment related changes such as promotions.

Executive Benefits

In fiscal year 2005, Microsoft’s executives were eligible for the same level and offering of benefits made available to other employees, including the Company’s 401(k) Plan and welfare benefit programs. In addition to the standard benefits offered to all employees, Microsoft maintains a non-qualified deferred compensation plan that allows executives to defer bonus income and stock option income. Microsoft does not contribute to the non-qualified deferred compensation plan and participation is voluntary.

How Executive Pay Levels are Determined

Microsoft participates in several executive compensation benchmarking surveys that provide summarized data on levels of base salary, target annual incentives, and stock-based and other long-term incentives. These surveys also provide benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package. These surveys are supplemented by other publicly available information and input from compensation consultants on other factors such as recent market trends. The comparison group includes approximately 15 leading information technology companies and large market capitalization U.S. companies with whom Microsoft competes for executive talent. The median CEO salary and bonus for the comparison group were $1.065 million in base salary and $2.385 million in bonus. The Committee uses tally sheets that ascribe dollar amounts to the components of executive officer compensation, including salary, bonus, stock awards, shared performance stock awards, and executive benefits. Information about the Company’s severance arrangements is provided on page 7.

How Microsoft’s Use of Stock-Based Awards is Determined

As described above, during fiscal year 2005 the Company’s compensation and retention strategy included the use of stock awards and SPSA awards. The level of usage was determined based on factors such as compensation levels at comparison companies relative to Microsoft’s target total compensation levels and the desired mix of cash and equity pay. Each year, the Committee and management determine the appropriate usage, balancing these factors against the projected needs of the business as well as financial considerations, including the projected impact on shareholder dilution. The Company emphasizes differentiation in executive stock compensation and in the broad-based stock award program.

Compensation for the Chairman and Chief Executive Officer

The Committee annually approves the compensation of Steven A. Ballmer, Chief Executive Officer, and William H. Gates III, Chairman and Chief Software Architect. The compensation of Messrs. Ballmer and Gates reflects their status as significant shareholders of the Company. Their salaries are significantly below competitive levels elsewhere in the information technology industry and large market capitalization U.S. companies, and they do not participate in the Company’s equity compensation program. They are eligible for an annual bonus of up to 120% of their salary based on a review of performance against objectives for the year. As the leaders of the Company they are focused on building long-term success, and as significant shareholders in the Company, their personal wealth is tied directly to sustained increases in the Company’s value.

Mr. Ballmer’s bonus was determined based on an evaluation of his performance against his annual objectives including achievement of revenue and profit plans, achievement of major product development objectives, progress in improving the number and satisfaction of Company customers, progress in business growth initiatives, and development of senior leadership. The Summary Compensation Table sets forth all compensation received by Mr. Ballmer during fiscal years 2003, 2004, and 2005. There is no Company-sponsored retirement program for Mr. Ballmer other than the Company’s 401(k) program, and he receives no benefits or perquisites from the Company other than the general Company benefits described above. Mr. Ballmer does not have a change of control arrangement. He may be eligible for severance under the Company’s general severance plan, which provides up to 32 weeks base salary upon involuntary termination in certain circumstances.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of the Named Executive Officers that are employed by the Company at year-end. The Committee believes that it is generally in the Company’s best interests to satisfy the require -

8 / MSFT	2005 PROXY STATEMENT

ments for deductibility under Section 162(m). Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

COMPENSATION COMMITTEE

Ann McLaughlin Korologos (Chair)

James I. Cash, Jr.

Helmut Panke

PERFORMANCE GRAPH

The chart below compares the five-year cumulative total return, assuming the reinvestment of dividends, on Microsoft common stock with that of the S&P 500 Index and the NASDAQ Computer Index. This graph assumes $100 was invested on June 30, 2000, in each of Microsoft common stock, the S&P 500 companies, and the companies in the Nasdaq Computer Index.

Note: Microsoft management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG MICROSOFT CORPORATION, THE S&P 500 INDEX

AND THE NASDAQ COMPUTER INDEX

	Cumulative Total Return
	6/00	6/01	6/02	6/03	6/04	6/05
Microsoft Corporation	100	91	68	64	72	70
S&P 500 Index	100	85	70	70	83	89
Nasdaq Computer Index	100	41	26	30	35	44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Gates is the sole shareholder of Corbis Corporation, a company that provides digitized images and production services. The Company paid Corbis approximately $701,000 in fiscal year 2005 as licensing fees for digital images. Those licenses were entered into at arm’s length, and are similar to license agreements Microsoft enters into from time to time with other providers of digital images. The terms of the Corbis transactions are established by Corbis and the relevant business group at Microsoft seeking to use the digital images in Microsoft’s products, services, and marketing materials. The Company believes the terms are no less favorable to Microsoft than what are offered by Corbis to other large customers. Mr. Gates is not involved in negotiating agreements with Corbis or setting price or other terms, either on behalf of Microsoft or Corbis. Microsoft’s Audit Committee has reviewed and approved these arrangements.

A son of Mr. Shirley, a brother-in-law of Robert J. (Robbie) Bach, an executive officer of the Company, and a brother-in-law of Eric D. Rudder, an executive officer of the Company, were employed by the Company or one of its subsidiaries in fiscal year 2005, and each of them received fiscal year 2005 compensation that exceeded $60,000. Mr. Shirley’s son left the Company in March 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Due to an administrative error, Bradford L. Smith was late in filing one Form 4 to report the exercise of a stock option and the same-day-sale of the underlying shares. Jean-Philippe Courtois was late in filing one Form 4 to report the indirect purchase of shares. Wm. G. Reed, Jr., who retired from the board in November 2004, was late in filing a Form 4 to report an open market purchase of stock after he retired from the Board but within six months of an open market sale.

9 / MSFT	2005 PROXY STATEMENT

REPORT OF THE MICROSOFT CORPORATION BOARD OF DIRECTORS AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://www.microsoft.com/msft/governance, and is attached as Exhibit 1. The charter, which was last amended effective July 1, 2005, includes a calendar that outlines the Audit Committee’s duties and responsibilities on a quarter-by-quarter basis. The Audit Committee reviews the charter, including the calendar, on an annual basis.

The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard as well as the definition of independence for audit committee members contained in the listing standards for the New York Stock Exchange. In addition, the Board has determined that each of Dina Dublon and Charles H. Noski is an “audit committee financial expert” as defined by SEC rules.

The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements, the qualifications of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditors and independent auditors.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing opinions on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting.

During the fiscal year ended June 30, 2005, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the Committee, among other actions:

•	Reviewed and discussed the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC, with management and the independent auditor;
•	Reviewed with management, the independent auditor, and the internal auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about management’s assessment and the effectiveness of the Company’s internal control over financial reporting;
•	Reviewed with the independent auditor, management, and the internal auditor the audit scope and plan; and
•	Met in periodic executive sessions with each of the independent auditor, management, and the internal auditor.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2005, and the independent auditor’s report on those financial statements, with the Company’s management and independent auditor. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and Deloitte & Touche represented that its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and SEC Regulation S-X, Rule 2-07. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated Deloitte & Touche’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this proxy statement under the caption “Fees Billed by Deloitte & Touche.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has engaged in dialogue with Deloitte & Touche regarding their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the SEC, and selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2006. The Board is recommending that shareholders ratify that selection at the Annual Meeting.

AUDIT COMMITTEE

Charles H. Noski (Chair)

James I. Cash Jr.

Dina Dublon

Ann McLaughlin Korologos

10 / MSFT	2005 PROXY STATEMENT

2. RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Deloitte & Touche as the Company’s independent auditor for the current fiscal year. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FEES BILLED BY DELOITTE & TOUCHE

Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements for the years ended June 30, 2004 and 2005, and fees billed for other services rendered by Deloitte & Touche during those periods.

(In millions)
Year Ended June 30	2004	2005
Audit Fees	$15.9	$15.5
Audit-Related Fees	6.9	5.0
Tax Fees	1.2	0.8
All Other Fees	2.8	1.1

Total	$26.8	$22.4

Audit Fees.    These amounts represent fees of Deloitte & Touche for the audit of the Company’s annual consolidated financial statements, the review of financial statements included in the Company’s quarterly Form 10-Q reports, the Sarbanes-Oxley Act required audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the Deloitte & Touche independent audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. “Audit Fees” also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits the non-U.S. jurisdictions require.

Audit-Related Fees.    Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of the Company’s software licensing revenue. These services support the evaluation of the effectiveness of internal controls over revenue recognition, and enhance the independent auditor’s understanding of licensing programs and controls.

Tax Fees.    These fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. For fiscal year 2004, fees for tax compliance and return preparation were $1,048,000 and fees for tax planning and advice were $165,000. For fiscal year 2005, fees incurred for tax compliance and return preparation were $774,000 and fees for tax planning and advice were $17,000. The compliance and return preparation services consisted of the preparation of original and amended tax returns, claims for refunds, and support during income tax audit or inquiries.

All Other Fees.    All Other Fees consist principally of services supporting the Company’s volume licensing compliance and revenue assurance initiatives, including data analysis and risk assessment.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. On at least a quarterly basis, the Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee then reviews the delegate’s pre-approval decisions on a quarterly basis. Microsoft uses a centralized internal system to collate requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

11 / MSFT	2005 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

(In millions, except per share amounts)

June 30, 2005	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)

Equity compensation plans approved by security holders	969.9	$27.41	975.6

Equity compensation plans not approved by security holders(4)	0	35.97	0

Total(5)	969.9	$27.41	975.6

(1)	Includes 69 million shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan and 35.3 million shares issuable under outstanding shared performance stock awards granted under the 2001 Stock Plan (assuming target performance).
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards or the shares issuable under outstanding shared performance stock awards, which have no exercise price.
(3)	Includes 159.1 million shares remaining available for issuance as of June 30, 2005 under the 2003 Employee Stock Purchase Plan.
(4)	The Microsoft Stock Option Plan for Consultants and Advisors authorized the grant of stock options to consultants and advisors to the Company. Options were last granted under this plan in fiscal year 2001. No additional options may be granted under this plan.
(5)	Does not include options to purchase an aggregate of .6 million shares, at a weighted average exercise price of $29.28, granted under a plan assumed in connection with an acquisition transaction. No additional options may be granted under this assumed plan.

PROPOSALS OF SHAREHOLDERS FOR 2006 ANNUAL MEETING

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at Microsoft’s principal executive offices no later than the close of business on June 1, 2005. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2006 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of Microsoft at its principal executive offices not less than 120 nor more than 180 days before the first anniversary of the date of this proxy statement. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than April 2, 2006 and no later than June 1, 2006, unless our Annual Meeting date is more than 30 days before or after November 9, 2006. If our 2006 Annual Meeting date is advanced or delayed by more than 30 days from this year’s meeting date, then proposals must be received no later than the close of business on the later of the 90th day before the 2006 Annual Meeting or the 15th day following the date on which the meeting date is publicly announced.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that does not meet the Bylaw requirements and the SEC’s requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

12 / MSFT	2005 PROXY STATEMENT

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $12,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING PROCEDURES

Tabulation of Votes.    Votes cast by proxy or in person at the meeting will be tabulated by Mellon Investor Services, LLC.

Effect of an Abstention and Broker Non-Votes.    A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals.

AUDITORS

Representatives of Deloitte & Touche, LLC, independent auditor for the Company for fiscal 2005 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Redmond, Washington, September 30, 2005.

13 / MSFT	2005 PROXY STATEMENT

EXHIBIT 1

MICROSOFT CORPORATION AUDIT COMMITTEE CHARTER

ROLE

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s internal audit function and independent auditor. The Committee’s role includes reviewing and assessing the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.

MEMBERSHIP

The membership of the Committee consists of at least three directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements. Each member shall in the judgment of the Board have the ability to read and understand fundamental financial statements. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the financial sophistication standard as defined by the requirements of the Nasdaq Stock Market, Inc. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Generally, no member of the Committee may serve on more than three audit committees of publicly traded companies (including the Audit Committee of the Company) at the same time. For this purpose, service on the audit committees of a parent and its substantially owned subsidiaries counts as service on a single audit committee.

OPERATIONS

The Committee meets at least six times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Washington.

COMMUNICATIONS

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

EDUCATION

The Company is responsible for providing new members with appropriate orientation briefings and educational opportunities, and the full Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Committee will be provided with appropriate funding by the Company, as the Committee determines, for the payment of compensation to the Company’s independent auditor, outside counsel and other advisors as it deems appropriate, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

RESPONSIBILITIES

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. The Responsibilities Calendar will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures and controls.

Last Revised: July 1, 2005

14 / MSFT	2005 PROXY STATEMENT

MICROSOFT CORPORATION

AUDIT COMMITTEE RESPONSIBILITIES CALENDAR

WHEN PERFORMED Audit Committee Meetings
	RESPONSIBILITY	Q1	Q2	Q3	Q4	As Needed
1.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, the General Auditor and the independent auditor.	X	X	X	X	X
2.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				X
3.	Complete an annual evaluation of the Committee’s performance.		X
4.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent auditor.	X
5.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.					X
6.	Appoint or replace the independent auditor and approve the terms on which the independent auditor is engaged for the ensuing fiscal year.				X
7.	At least annually, evaluate the independent auditor’s qualifications, performance, and independence, including that of the lead partner. The evaluation will include obtaining a written report from the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.				X	X
8.	Resolve any disagreements between management and the independent auditor about financial reporting.					X
9.	Establish and oversee a policy designating permissible services that the independent auditor may perform for the Company, providing for pre-approval of those services by the Committee subject to the de minimis exceptions permitted under applicable rules, and quarterly review of any services approved by the designated member under the policy and the firm’s non-audit services and related fees.	X	X	X	X	X
10.	Review the responsibilities, functions and performance of the Company’s internal audit department.			X
11.	Review and approve the appointment or change in the General Auditor.					X
12.	Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the independent auditor.	X
13.	Advise the Board about the Committee’s determination whether the Committee consists of three or more members all of whom are financially literate, including at least one member who has financial sophistication and is a financial expert.	X
14.	Inquire of management, the General Auditor, and the independent auditor about significant risks or exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.				X	X
15.	Review with the Finance management, the independent auditor and the General Auditor the audit scope and plan, and coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.	X		X		X
16.	Consider and review with Finance management, the independent auditor and the General Auditor:
	a. The Company’s annual assessment of the effectiveness of its internal controls and the independent auditor’s attestation and report about the Company’s assessment.	X
	b. The adequacy of the Company’s internal controls including computerized information system controls and security.	X
	c. Any related significant findings and recommendations of the independent auditor and internal audit together with management’s responses.					X
17.	Review with Finance management any significant changes to GAAP and/or MAP policies or standards.	X	X	X	X

15 / MSFT	2005 PROXY STATEMENT

MICROSOFT CORPORATION

AUDIT COMMITTEE RESPONSIBILITIES CALENDAR

WHEN PERFORMED Audit Committee Meetings
	RESPONSIBILITY	Q1	Q2	Q3	Q4	As Needed
18.	Review with Finance management and the independent auditor at the completion of the annual audit:	X				X
a. The Company’s annual financial statements and related footnotes.
b. The independent auditor’s audit of the financial statements and its report thereon.
c. Any significant changes required in the independent auditor’s audit plan.
d. Any serious difficulties or disputes with management encountered during the course of the audit and management’s response.
e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.
19.	Review with Finance management and the independent auditor at least annually the Company’s critical accounting policies.	X				X
20.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business, and review and approve those related-party transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.				X	X
21.	Consider and review with Finance management and the General Auditor:	X	X	X	X	X
a. Significant findings by the independent auditor or the General Auditor during the year and management’s responses;
b. Any difficulties encountered in the course of their audit work, including any restrictions on the scope of their work or access to required information;
c. Any changes required in planned scope of their audit plan.
22.	Participate in a telephonic meeting among Finance management, the General Auditor and the independent auditor before each earnings release to discuss the earnings release, financial information and earnings guidance.	X	X	X	X
23.	Review and discuss with Finance management and the independent auditor the Company’s quarterly financial statements.	X	X	X	X
24.	Review the periodic reports of the Company with Finance management, the General Auditor and the independent auditor prior to filing of the reports with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”	X	X	X	X
25.	In connection with each periodic report of the Company, review:	X	X	X	X
a. Management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.
b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.
26.	Monitor the appropriate standards adopted as a code of conduct for the Company.		X			X
27.	Review with the Compliance Officer legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs, and reports received from regulators.	X	X	X	X
28.	Develop, review and oversee procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters.		X			X
29.	Meet with the independent auditor in executive session to discuss any matters the Committee or the independent auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
30.	Meet with the General Auditor in executive session to discuss any matters the Committee or the General Auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
31.	Meet with Finance management in executive sessions to discuss any matters the Committee or Finance management believes should be discussed privately with the Audit Committee.					X
32.	Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged in the Company’s account, and ensure the policies comply with any regulations applicable to the Company.					X

16 / MSFT	2005 PROXY STATEMENT

MICROSOFT CORPORATION

PROXY

FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 9, 2005 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

Address Change/Comments

FOLD AND DETACH HERE

You can now access your Microsoft Corporation account online.

Access your Microsoft Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Microsoft Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of directors (The Board recommends a vote FOR each of the following nominees):

FOR election of all nominees

WITHHOLD vote from all nominees

2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor (The Board recommends a vote FOR this proposal)

FOR

AGAINST

ABSTAIN

Nominees:

01 William H. Gates III

02 Steven A. Ballmer

03 James I. Cash Jr.

04 Dina Dublon

05 Raymond V. Gilmartin

06 Ann McLaughlin Korologos

07 David F. Marquardt

08 Charles H. Noski

09 Helmut Panke

10 Jon A. Shirley

Except for nominee(s) listed below from whom vote is withheld.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature

Signature if held jointly

Dated:             , 2005

FOLD AND DETACH HERE

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/msft

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

NOTE: If you voted by internet or telephone, there is no need to mail back your proxy card.

Thank you for voting!

MICROSOFT CORPORATION

PROXY

FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 9, 2005 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

Address Change/Comments

FOLD AND DETACH HERE

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of directors (The Board recommends a vote FOR each of the following nominees):

FOR election of all nominees

WITHHOLD vote from all nominees

2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor (The Board recommends a vote FOR this proposal)

FOR

AGAINST

ABSTAIN

Nominees:

01 William H. Gates III

02 Steven A. Ballmer

03 James I. Cash Jr.

04 Dina Dublon

05 Raymond V. Gilmartin

06 Ann McLaughlin Korologos

07 David F. Marquardt

08 Charles H. Noski

09 Helmut Panke

10 Jon A. Shirley

Except for nominee(s) listed below from whom vote is withheld.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature

Signature if held jointly

Dated:             , 2005

FOLD AND DETACH HERE